Exhibit 99.1

For Immediate Release

BRAINTECH INC REVISES INTERIM QUARTERLY 2007 REPORTS TO MORE

ACCURATELY REFLECT STOCK OPTIONS EXPENSES

North Vancouver, BC - On March 18, 2008, Braintech, Inc. announced that it has decided to restate certain historical financial statements to record additional non-cash stock-based compensation charges. Braintech Inc. will restate its financial statements from the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007 as a result of its year-end review. The Company has determined that additional non-cash stock-based compensation should have been recorded with respect to certain stock options granted during the first and second quarter of 2007. Furthermore, as a result of these stock option grants in the first and second quarter of 2007, the company has determined that less non-cash stock-based compensation should have been recorded for the third quarter of 2007. The restatement will result in a net increase in the non-cash expense for the first quarter of 2007 of $380,942, for the second quarter of 2007 of $66,369 and a net decrease in non-cash expense for the third quarter of 2007 of $51,303.

Frederick (Rick) Weidinger, the new Chief Executive Officer and President of Braintech, who joined Braintech in November 2007, indicated that “the need to restate the non cash charges arose primarily from the Company not having properly applied the various accounting rules that have come into effect recently relating to accounting for non cash stock and stock option compensation.” According to Weidinger, “while our decision to restate all three quarters is an over abundance of caution and the fact that the changes in the existing financial statements for such periods do not impact the cash flow or overall financial health of the Company, it is critical that the Company meticulously comply with all recent accounting pronouncements regarding the accounting of its financial statements.” Weidinger also indicated that “the Company has recently formed a Board of Advisors that will have at least one member who is an accounting professional with substantial accounting experience who, in addition to the Company’s new Audit Committee, will also be involved in overseeing the Company’s compliance with financial statement reporting requirements on a going forward basis .” Weidinger added “while the restatement puts a bit of pressure on our 2007 financial statements, it relieves a bit of pressure going forward into 2008 and 2009 as a result of recognizing the change in timing of stock option expenses.”

The Company will submit its quarterly restatements within 48 hours and is on schedule to submit its 10-KSB financial statements for the twelve months of 2007 on or about March 28, 2008.

About Braintech, Inc.

Braintech is a recognized leader in the field of machine vision and robot guidance.

Braintech’s vision software and technology create products in vision recognition and robot guidance to enhance processes in manufacturing, logistics, material handling, automation, situational awareness, security and reconnaissance and edutainment, just to name a few. The eVisionFactory and Volts-IQ platforms are robust, scaleable and transferable software that are used for Industrial, Government and Defense and Consumer and Service applications. The eVisionFactory, features the Henry Ford Technology award-winning Single Camera 3D VGR technology. With a customer list that includes global powerhouses Ford, Toyota, General Motors, Johnson & Johnson and Battelle Memorial Institute, Braintech’s software is being utilized every second in every day with mission critical installations on over 150 robots in diverse applications around the world.

Braintech (OTC BB: BRHI) has been a publicly traded company since 1994, and has offices in Washington DC, Michigan and Vancouver, Canada.

FORWARD-LOOKING STATEMENTS

Statements in this document that are not purely historical are forward-looking statements and reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions. Forward-looking statements in this news release include the statements regarding the range of the stock compensation expense and the expected timing of the filing the restatements. It is important to note that the Company’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include the ongoing status of the Audit Committee’s review of the Company’s stock option granting practices, review by the Company’s independent outside auditors and possible regulatory review of the financial accounting determinations ultimately made by the Company with respect to the measurement dates used for stock option grants issued by the Company, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Readers should also refer to the risk disclosures outlined in the Company’s 10-KSB and 10-QSB Forms filed from time to time with the SEC.

Contacts

Kait Jones

Braintech, Inc. - Marketing

Unit #102 - 930 W 1st Street

Vancouver, BC V7P 3N4

604-988-6440 ext 204

Tim Tuttle

Public/Media Relations

765-246-6335

317-432-1169